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                                                                    EXHIBIT 10.4



                        INDEPENDENT CONTRACTOR AGREEMENT


         THIS INDEPENDENT CONTRACTOR AGREEMENT, made effective as of the 1st day of May, 1997 by and between C3, INC., a North Carolina corporation (the "Company"), and Paula K. Berardinelli (the "Contractor").

                                    RECITALS:

         A. The Company is engaged in the business of designing, developing, manufacturing and selling moissanite gemstones (the "Business").

         B. The Contractor served as Vice President of Sales and Marketing for the Company but has taken a leave of absence from such position.

         C. The Company wishes the Contractor to continue to assist the Company in providing marketing and sales, organization and management and other consulting services for the Business.

         D. The Contractor desires to provide such services to the Company on the terms and for the compensation set for herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. ENGAGEMENT. The Company hereby engages the Contractor as a nonexclusive contractor to perform the Services (as defined below) subject to the terms and conditions of this Agreement, and the Contractor hereby accepts such engagement for and in consideration of the compensation hereinafter provided and agrees to use his best efforts performing the Services. The Contractor shall perform her obligations hereunder in compliance with the terms of this Agreement and any and all applicable laws and regulations. The Contractor acknowledges that this is a nonexclusive engagement by the Company and that the Company retains the right to appoint additional contractors as the Company. in its sole and unrestricted judgment, may from time to time determine to be in the best interests of the Company without liability or obligation to the Contractor.

         2. SERVICES.

            (a) The Contractor agrees to provide marketing and sales, organization and management and other consulting services for the Company and perform other duties related thereto as the Company may determine from time to time (the "Services"). The Contractor warrants to the Company that the Services will be performed in a professional, timely and workmanlike manner.

            (b) The Contractor shall execute a Nondisclosure and Noncompetition Agreement in substantially the form attached hereto as Exhibit A concurrent with the execution of this Agreement.


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         3. LICENSES; TOOLS AND MATERIALS. The Contractor shall be responsible for obtaining, at the Contractor's own expense, all licenses, permits and bonds as may be required by any federal, state or local law or regulation for the performance of the Contractor's duties hereunder. The Company shall be responsible for supplying at its cost all necessary tools and materials to be used by the Contractor.

         4. LIMITATIONS. Nothing in this Agreement shall be construed to give the Contractor authority to represent the Company before any court or governmental or regulatory agency without the express prior written authorization of the Company. In addition, all files, books, accounts, records and other information of any nature, however recorded or stored, and related to the Company (the "Records") shall at all times belong to the Company and to the extent possessed by the Contractor hereunder, such possession shall be for the benefit of and as agent for the Company. The Contractor's possession of the Records is at the will of the Company and is solely for the purpose of enabling the Contractor to perform his obligations hereunder. The Records shall be readily separable from the records of the Contractor.

         5. TERM. The term of this Agreement shall commence on the date hereof and shall continue thereafter through and including the close of business on April 30, 1998. At the end of the term, the Contractor shall have the option, in her sole discretion, to return to the Company in her prior position or a position equivalent to her prior position as Vice President of Sales and Marketing. Notwithstanding the foregoing, the Company may terminate this Agreement for "cause," as defined herein, by giving written notice at least 30 days in advance of its desire to terminate this Agreement for cause. The Company shall be deemed to have cause for terminating the Contractor's engagement in the event the Contractor (i) demonstrates any dishonesty or engages in any act of moral turpitude, (ii) improperly performs or fails to perform the Services described herein, (iii) causes intentional damage to substantial property of the Company, or (iv) is unable to perform the Services because of death or a disability which renders her unable to perform the Services for 30 consecutive calendar days.

         6. FEES. As compensation for the performance of the Services, the Company shall pay to the Contractor the amounts agreed to from time to time by the Company and the Contractor. No amounts (including, without limitation, social security, federal and state withholding taxes) shall be withheld or otherwise subtracted from the compensation paid to the Contractor pursuant to this Section 6 unless required by law. In addition, the Contractor shall be reimbursed for all expenses incurred by the Contractor on behalf (and with the prior written authorization) of the Company within 15 days from the date the Contractor delivers an itemized report of such expenses, together with receipts or other evidence of payment reasonably satisfactory to the Company and its accountant.

         7. INDEMNIFICATION. The Contractor shall defend, release, indemnify and hold the Company and its directors, officers, shareholders, employees and agents and the personal representatives and assigns of each, harmless from and against any and all claims, suits, liability, costs and expenses, including, without limitation, attorneys' fees and expenses, in connection with any act



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or omission of the Contractor, his employees and/or agents in connection with the provision of the Services.

         8. INSURANCE REPRESENTATIONS; WORKPLACE SAFETY. The Contractor agrees to maintain liability, worker's compensation, errors and omission and/or other insurance such amounts and with such carriers as the Company may reasonably request, each of which policies shall, upon request of the Company, name the Company as an additional insured. In addition, the Contractor shall be solely responsible for workplace safety, shall maintain the workplace in accordance with industry standards and shall comply with all governmental (including federal, state and local) regulations.

         9. NOTICES. All notices, demands, requests or other communications which may be or are required to be given, served or sent by one party to the other party pursuant to this Agreement shall be in writing and shall be hand delivered or mailed by certified mail return receipt requested, postage prepaid, or sent by telefax, addressed as follows:

            If to the Company:

                     P.O. Box 13533
                     Research Triangle Park, NC 27709
                     Attention:  Jeff Hunter, President
                     Telecopy:  (919) 468-0486

            If to the Contractor:

                     ______________________________
                     ______________________________
                     ______________________________

            Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be delivered, given or sent. Documents delivered by hand shall be deemed to have been received upon delivery; documents sent by telefax shall be deemed to have been received when the answer back is received; and documents sent by mail shall be deemed to have been received upon their receipt or at such time as delivery is refused by the addressee upon presentation.

         10. SECURITY. The Contractor agrees that she will at all times comply with all security regulations in effect from time to time at the Company's premises or applicable outside such premises to materials belonging to the Company. The Contractor agrees not to use or disclose to any party any information, systems, equipment, ideas, processor or methods of operation observed in connection with the performance of his obligations hereunder.

         11. INDEPENDENT CONTRACTOR.

             (a) Acknowledgment by the Contractor. The Contractor acknowledges and agrees that the Contractor will be treated, vis-a-vis the Company, as an independent contractor and


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         not as an employee, agent or authorized representative of the Company.
         The Contractor shall have no authority to bind the Company to any contract, agreement or obligation whatsoever. The acts of the Contractor shall in no way constitute the acts of the Company, and the Contractor shall not represent to any third party that the Contractor has any express or implied authority to bind the Company to any such contract, agreement or obligation.

             (b) Tax Matters. Because the Contractor is an independent contractor, the Company will not withhold from any compensation paid to the Contractor any amounts for federal or state income taxes, or social security (FICA) for the Contractor, nor will the Company pay any social security or unemployment tax with respect to the Contractor. Such taxes are the responsibility of the Contractor. The Contractor agrees to indemnify and hold the Company (including its employees, officers, directors, agents, subsidiaries or affiliates) harmless, and hereby indemnifies and hold the Company harmless, from and against any damage, claim, assessment, interest charge or penalty incurred by or charged to the Company as a result of any claim, cause of action or assessment by any federal or state government or agency for any nonpayment or late payment by the Contractor of any tax or contribution based upon compensation paid hereunder or because the Company did not withhold any taxes from compensation paid hereunder.

             (c) No insurance. Consistent with the Contractor's status as an independent contractor, the Company will not provide the Contractor with any company, individual or group insurance policy or any other kind of insurance coverage whatsoever.

         12. ASSIGNMENT. Neither this Agreement or any interest herein or any rights hereunder shall be sold or assigned by the Contractor, nor shall any of the duties of the Contractor hereunder be delegated to any person, firm or corporation, without prior notice to and consent of the Company.

         13. INTELLECTUAL PROPERTY. Any inventions, copyrights or other intellectual property created or developed by the Contractor or the Contractor's employees, or associates or subcontractors during the term of this Agreement related to the work performed under the Agreement shall be assigned to the Company.

         14. STANDARD OF CARE. The Contractor warrants that she will exercise due diligence to performance Services in a professional manner in compliance with all applicable laws and regulations and the highest ethical standards. In addition, the Contractor represents and warrants that any information which she may supply the Company during the term of this Agreement (i) will have been obtained by the Contractor lawfully and firm publicly available sources and (ii) will not be confidential or proprietary to any third person. Nothing in this Agreement shall be construed as authorizing or encouraging the Contractor to obtain information for the Company in violation of any third party's rights to copyright or trade secret protection.

         15. MISCELLANEOUS.

             (a) The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only on the written consent of the Company and the Contractor.


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             (b) Section headings and numbers used in this Agreement are included for convenience of reference only, and, if there is any conflict between any such numbers and headings and the text of this Agreement, the text shall control. Each of the statements set forth in the premises of this Agreement is incorporated into the Agreement as a valid and binding representation of the party or parties to whom it relates.

             (c) This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to the choice of law principles thereof. If any dispute arises hereunder, the parties hereto agree that any suit brought by either party shall be heard in the courts of North Carolina or any federal court sitting in North Carolina, and the parties hereto consent to the jurisdiction of such courts.

             (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             (e) This Agreement, together with the Confidential Disclosure Agreement herein referenced represent the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety any and all prior written or oral agreements with respect thereto.

             (f) Neither party shall have the right under this Agreement to use the name, trademark or trade names of the other, unless prior written approval has been obtained. Any such approval or authorization shall cease upon termination of this Agreement.

         IN WITNESS WHEREOF, the duly authorized representations of the parties have executed this Independent Contractor Agreement as of the date and year first above written.


                                    COMPANY

                                    C3, Inc.


                                    By: /s/ Jeff Hunter
                                    -------------------------------------
                                        Jeff Hunter, President



                                    CONTRACTOR


                                    /s/ Paula K. Berardinelli            (SEAL)
                                    -------------------------------------
                                    Paula K. Berardinelli



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